SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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TEXHOMA ENERGY, INC.
(Name of Registrant As Specified In Its Charter)

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TEXHOMA ENERGY, INC.
100 HIGHLAND PARK VILLAGE
DALLAS, TEXAS 75205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on _____________, 2008

To the stockholders of Texhoma Energy, Inc.:

Notice is hereby given of an annual meeting of stockholders of Texhoma Energy, Inc. (the "Company") to be held on __________, _____________, 2008 at ________ A.M. C.S.T. at ______________________, for the following purposes:

1.	To re-elect three directors. The Board of Directors recommends that you approve the re-election of Daniel Vesco, William M. Simmons, and Ibrahim Nafi Onat as Directors of the Company.

2.
To authorize the filing of a Certificate of Amendment to our Articles of Incorporation. The Board of Directors recommends that you approve a Certificate of Amendment to our Articles of Incorporation to:

a)
increase the authorized shares to eight hundred million (800,000,000) shares of common stock, $0.001 par value per share and to re-authorize one million (1,000,000) shares of preferred stock, $0.001 par value per share; and

b)	to affect a name change to Nomad Oil and Gas Corp.

3.
To authorize our Board of Directors to affect a reverse stock split.  The Board of Directors recommends that you authorize our Board of Directors to amend our Certificate of Incorporation to affect a reverse split of our outstanding common stock in a ratio between 1:10 and 1:50, without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our company and our stockholders.

4.	To ratify the appointment of GLO CPAs, LLP, as the Company’s independent auditors for the fiscal years ending September 30, 2007 and 2008.

5.	To transact such other business as may properly come before the annual meeting.

Common and preferred stockholders of record on the close of business on ________, 200_ are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person; however our majority stockholders do not need your vote to effect the changes above.

A copy of our 2007 Annual Report on Form 10-KSB is enclosed with this Information Statement, and includes certain information which may be useful in determining the vote of the matters set forth above.

By Order of the Board of Directors,

/s/ Daniel Vesco
Daniel Vesco
Director
____________, 200_

TEXHOMA ENERGY, INC.
100 HIGHLAND PARK VILLAGE
DALLAS, TEXAS 75205

INFORMATION STATEMENT
_________, 200_

This Information Statement is furnished by the Board of Directors of Texhoma Energy, Inc. (the "Company") to provide notice of an annual meeting of stockholders of the Company which will be held on _______, _____________, 2008 at _________ A.M. CST at _________________________ (the “Meeting”).

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on _________, 200_ (the "Record Date"). This Information Statement will be first mailed on or about _________, 2008 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were ____________ shares of the Company's common stock outstanding and ________ shares of the Company's preferred stock outstanding. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date and the holders of the shares of preferred stock outstanding as of the Record Date are able to vote collectively as a group an amount of shares equal to fifty-one percent (51%) of our voting shares.

The presence at the annual meeting of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than the matters referred to in this Information Statement.

The matters scheduled to come before the annual meeting require the approval of a majority of the votes cast at the annual meeting. Valeska Energy Corp. (“Valeska”), which is controlled by William M. Simmons, the President and Director of the Company, and is majority owned by Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, through an entity which he controls, owns (and did own as of the Record Date) all one thousand (1,000) outstanding shares of our Series A Preferred Stock, giving it the right to vote fifty-one percent (51%) of our voting shares eligible to vote at the annual meeting, totaling ___________ shares. Additionally, Valeska beneficially owned 26,200,000 shares of our common stock and Mr. Simmons owned 1,000,000 shares of our outstanding common stock, as of the Record Date.  As a result, Valeska and Mr. Simmons (collectively the "Majority Shareholders") will be able to vote in aggregate _____________ voting shares at the Meeting, representing __________% of our voting stock as of the Record Date and will therefore be able to approve the matters presented in this Information Statement without the further vote or consent of any other of the Company’s stockholders. As such, the Company is not soliciting your vote as the Majority Shareholders already have the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL 1

RE-ELECTION OF THREE DIRECTORS

WHAT ARE THE MAJORITY STOCKHOLDERS APPROVING?

Three directors are to be re-elected to serve until the next annual meeting of the stockholders and until their successors are elected. The Board of Directors has nominated Daniel Vesco, William M. Simmons, and Ibrahim Nafi Onat to be re-elected to the Board of Directors (the "Nominees"). Mr. Vesco is currently serving as a Director, Chief Executive Officer, and Chief Financial Officer of the Company.  Mr. Simmons is currently serving as a Director, President, Secretary, and Treasurer of the Company.  Mr. Onat is currently serving as a Director and Vice President of Operations of the Company.

The Board of Directors has no reason to believe that the Nominees will be unable to serve or decline to serve as a directors. Any vacancy occurring between stockholders' meetings, including vacancies resulting from an increase in the number of Directors may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual stockholders' meeting.

The following biographical information is furnished with respect to the Nominees. The information includes the individuals’ present position with the Company, period served as a director, and other business experience during at least the past five years.

Daniel Vesco
Chief Executive Officer, Chief Financial Officer, Secretary, and Director

Daniel Vesco, age 54, has served as our Chief Executive Officer since May 17, 2007, as a Director since June 4, 2007 and as Chief Financial Officer since July 26, 2007.  Mr. Vesco has served as Chief Executive Officer and as a Director of our wholly owned subsidiary, Texaurus Energy, Inc. since June 30, 2007 (“Texaurus”). Mr. Vesco has been Managing Director of Asset Solutions (Hong Kong) Limited, a Hong Kong based boutique investment bank for the past 7 years and is a resident of Hong Kong. Asset Solutions is engaged in corporate advisory, Mergers and Acquisitions and institutional (non retail) fund raising activities principally focused on Asia, including China.

William M. Simmons
President, Secretary, Treasurer and Director

William M. Simmons, age 54, has served as our President since May 17, 2007, as a Director of the Company since June 4, 2007 and as Secretary and Treasurer of the Company since July 26, 2007.  Mr. Simmons has served as a Director of Texaurus since June 30, 2007.  Mr. Simmons currently serves as the President of Valeska Energy Corp., which position he has held since June 2006, and as President of Loosbrock Offshore International, Inc., which position he has held since April 1987, and which company is engaged in the offshore drilling industry as a consultant and broker. From June 2005 until May 2006, Mr. Simmons served as Senior Editor and leader of the energy group for Off The Record Research, LLC, a registered investment advisor and broker dealer firm.

Mr. Simmons obtained his Bachelors degree from Texas A&M University in College Station, Texas in Geography in 1980.

Ibrahim Nafi Onat
Director and Vice President of Operations

Mr. Ibrahim Nafi Onat, age 61, has served as our Director since June 21, 2007 and our Vice President of Operations since July 1, 2007.  Mr. Onat has been employed by Sure Engineering LLC as a Manager since October 1996. From August 1988 to October 1996, Mr. Onat was employed as a Senior Engineer with Resource Services International, a consulting firm. From July 1979 to May 1988, Mr. Onat was employed as the Vice President of Wenner Petroleum Corporation. Mr. Onat received his Bachelors degree in Petroleum Engineering in 1968 and his Masters Degree in Petroleum Engineering in 1970 from the Middle East Technical University in Turkey. He received his Ph.D. in Petroleum Engineering from the Colorado School of Mines in 1975. Mr. Onat is a member of the Society of Petroleum Engineers.

Mr. Simmons and Mr. Vesco are involved in business interests separate from their involvement with the Company, including but not limited to Valeska Energy Corp. As a result, it is possible that the demands on Mr. Simmons and Mr. Vesco from these other businesses could increase with the result that they may not have sufficient time to devote to our business. We do not have an employment agreement with Mr. Simmons or Mr. Vesco and they are under no requirement to spend a specified amount of time on our business. As a result, they may not spend sufficient time in their roles as executive officers and Directors of our company to realize our business plan. If they do not have sufficient time to serve our company, it could have a material adverse effect on our business and results of operations. Furthermore, Mr. Simmons and Mr. Vesco are under no obligation to include us in any transactions which they undertake. As a result, we may not benefit from connections they make and/or agreements they enter into while employed by us, and they may profit from transactions which they undertake while we do not.

Our Directors are elected annually and hold office until our next annual meeting of the stockholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining directors.

Consulting Agreement With Mr. Onat

Effective July 1, 2007, we entered into a Consulting Agreement with Ibrahim Nafi Onat, our Director (the “Consulting Agreement”), pursuant to which Mr. Onat agreed to serve as our Director and Vice President of Operations for an initial term of twelve (12) months, which term is renewable month to month thereafter with the mutual consent of the parties.  Pursuant to the Consulting Agreement we agreed to pay Mr. Onat $2,500 per month during the term of the Consulting Agreement, to issue him 500,000 restricted shares of common stock in connection with his entry into the Consulting Agreement and 500,000 restricted shares of common stock assuming he is still employed under the Consulting Agreement at the expiration of six (6) months from the effective date of the Consulting Agreement (the “Six Month Issuance”).

Pursuant to the Consulting Agreement, Mr. Onat agreed to travel on our behalf through North America as requested by the Board of Directors for up to twenty-one (21) total days during the initial twelve (12) month term of the Consulting Agreement.  Any travel expenses incurred by Mr. Onat will be reimbursed by us.  Any additional travel in excess of the twenty-one (21) days provided for in the Consulting Agreement will be undertaken by Mr. Onat, assuming he is available for such travel, and such travel time and expense will be reimbursed by us.

The Consulting Agreement shall terminate:

(a)
in the event Mr. Onat suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than sixty (60) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

(b)	upon Mr. Onat's death;

(c)
at any time because of (i) the conviction of Mr. Onat of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his negligence in the performance of his duties under the Consulting Agreement;

(d)
Mr. Onat may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due under the Consulting Agreement and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice; or

(e)	at any time without cause.

In the event of the termination of Mr. Onat's employment pursuant to (a), (b) or (c) above, he will be entitled to all payments of salary earned through the date of termination (plus life insurance or disability benefits).

In the event of the termination of Mr. Onat's employment pursuant to (d) or (e) above, he will be entitled to the compensation earned by him as of the date of such termination plus the Six Month Issuance, even if such Six Month Issuance had not vested as of the date of the termination (plus life insurance or disability benefits).

Under the Consulting Agreement, we agreed to indemnify and hold harmless Mr. Onat, his nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to his employment with us (whether or not in connection with any action in which he is a party). Such indemnification does not apply to acts performed by Mr. Onat, which are criminal in nature or a violation of law. We also agreed that he shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to us, for, or in connection with, the engagement of Mr. Onat under the Consulting Agreement, except to the extent that any such liability resulted primarily and directly from his gross negligence and willful misconduct.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table below reflects those amounts received as compensation by the executive officers of the Company during fiscal years ended September 30, 2007, 2006, and 2005.   The Company presently has no pension, health, annuity, insurance, or similar benefit plans.

						Other
	Year					Annual	Total*
Name & Principal	Ended			Restricted Stock	Options/	Compen-	Compen-
Position	September 30	Salary ($)	Bonus ($)	Awards ($)	Warrant Grants	sation	sation

Daniel Vesco	2007(1)	-	-	-	-	-	-

William M. Simmons	2007(1)	-	-	-	-	-	-

Max Maxwell	2007	$138,804(G)	-	-	-	-	$138,804(G)
Former President and Director (2)	2006	$109,060	$25,000	-	(A)	$16,040 (B)	$150,100

Frank A. Jacobs	2007	$0	-	-	-	-	-
	2006	$80,000 (C)	-	-	(D)	-	$80,000
Former Director/CEO/CFO (3)	2005	$99,000 (C)	-	-	-	-	$99,000

Brian Alexander	2006	$36,000 (E)	-	-	-	-	$36,000
Former President / CEO/CFO/Director (4)	2005	$27,000 (E)	-	-	(F)	-	$27,000

Marc Applbaum	2005	-	-	-	-	-	-

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees or Directors during the years listed above. No Executive Officer received any bonus, or nonqualified deferred compensation earnings during the years disclosed above, other than as provided above.

(1)Mr. Vesco and Mr. Simmons are not paid a salary from the Company, they have not  been directly issued any restricted shares or options or warrants from the Company, and they are reimbursed by the Company directly or indirectly for any Company expenses.  They are paid however through the Management Services Agreement with Valeska, which Mr. Simmons serves as President of and Mr. Vesco beneficially owns through an entity which he controls.  Additionally, Valeska has been issued restricted common stock by the Company, and has been granted warrants to purchase shares of common stock as described in greater detail herein.  Finally, through the Management Services Agreement, Valeska may be reimbursed directly for the reasonable business expenses of Mr. Vesco and/or Mr. Simmons in connection with their services to the Company.  The Management Services Agreement, as amended, is described in greater detail below under “Other Certain Relationships and Related Transactions.”

(2) Mr. Maxwell served as a Director of the Company from April 10, 2006 to May 1, 2007.  Mr. Maxwell served as the Company’s President from April 12, 2006 to May 1, 2007 and as Chief Executive Officer of the Company from June 5, 2006 to May 1, 2007.

(3) Mr. Frank A. Jacobs was appointed as a Director of the Company on January 24, 2005, and served as a Director of the Company until June 14, 2007.  Mr. Jacobs served as Chief Executive Officer of the Company from April 12, 2006 to June 5, 2006.  Mr. Jacobs also served as Chief Executive Officer from May 17, 2007 to June 4, 2007 and served as Chief Financial Officer from May 17, 2007 to June 14, 2007.

(4) Mr. Alexander served as the Company’s President from November 2, 2004 to April 12, 2006 and as a Director of the Company from November 2, 2004 to September 27, 2006.  He also served as our Chief Financial Officer from April 12, 2006 to September 27, 2006.

(5) Served as President and Chief Executive Officer from approximately May 17, 2004 to November 2, 2004.

(A) Mr. Maxwell was granted an aggregate of 3,250,000 Non-Qualified Stock Options and 750,000 Incentive Stock Options on June 1, 2006.   The Options all had an exercise price of $0.13 per share, equal to the mean of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company’s common stock on June 1, 2006, multiplied by 110%, which was equal to $0.13 per share.  The options were to vest at the rate of 500,000 shares every three months, with the Incentive Stock Options granting first, as long as he was employed by the Company. Mr. Maxwell vested 1,500,000 Options as of May 1, 2007, the date of his resignation from the Company.  The Options were to expire if unexercised on June 1, 2009, or three (3) months from the date of the termination of his employment with the Company, and as such all of his vested Options expired unexercised on August 1, 2007.  As a result, the Options granted to Mr. Maxwell have no value in the table above.

(B) Mr. Maxwell received consideration of $16,040 as a bonus in connection with funds received from subscription agreements which he was able to obtain for the Company.

(C) Approximately $90,000 of Mr. Jacobs' salary for the year ended September 30, 2005 was accrued and remains unpaid.  Approximately $55,000 of Mr. Jacobs’ salary for the year ended September 30, 2006 was accrued.  All of Mr. Jacobs’ accrued and unpaid salary was extinguished by Mr. Jacobs in connection with Mr. Jacobs entry into the Settlement Agreement and Mutual Release, described below.

(D) Mr. Jacobs was granted an aggregate of 4,000,000 Non-Qualified Stock Options on June 1, 2006.   The Options all had an exercise price of $0.13 per share, equal to the mean of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company’s common stock on June 1, 2006, multiplied by 110%, which was equal to $0.13 per share.  The options were to vest at the rate of 500,000 shares every three months as long as Mr. Jacobs was employed by the Company, and as such Mr. Jacobs vested 2,000,000 Options prior to his resignation from the Company on June 14, 2007.  The Options were to expire if unexercised on June 1, 2009, or three (3) months from the date of the termination of his employment with the Company, and as such all of his vested Options expired unexercised on September 14, 2007.  The Options were issued above the market price of the Company’s common stock on the date of issuance, and as such Options expired unexercised, the grant of such Options have been given no value in the table above.

(E) Approximately $13,000 of Mr. Alexander’s salary for the year ended September 30, 2005 and approximately $12,000 of Mr. Alexander’s salary for the year ended September 30, 2006 was accrued, and settled in September 2005 through the issuance of 300,000 shares of the Company’s restricted common stock to Mr. Alexander in consideration for him releasing all claims he had against the Company, including claims for past amounts owed.

 (F) Mr. Alexander was granted an aggregate of 1,000,000 Non-qualified Stock Options on June 1, 2006.   The Options all had an exercise price of $0.13 per share, equal to the mean of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company’s common stock on June 1, 2006, multiplied by 110%, which was equal to $0.13 per share.  The options were to vest upon Mr. Alexander’s execution of a Deed of Release and Settlement between Mr. Alexander and the Company, when he resigned from his positions with the Company, which he entered into on September 27, 2006.  Once vested, the options were to expire if unexercised on June 1, 2007, and all of the Options granted to Mr. Alexander have since expired unexercised.  The Options granted to Mr. Alexander have been given no value in the table above because they were granted above the trading price of the Company’s common stock and have expired unexercised.

(G) This amount included $43,392 which was paid to Mr. Maxwell, and $95,412 which was accrued and later extinguished in connection with the Settlement Agreement entered into with Mr. Maxwell as described in greater detail below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of ___________, 200_ and by our officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Common Stock	(1)	Percentage	Shares of Common Stock the Holder of our Series A Preferred Stock is able to Vote		Total Voting Percentage Including Preferred Stock Outstanding	(2)

William M. Simmons		87,200,000	(3)	29.9%	240,843,570	(4)	61.6%
President and Director
100 Highland Park Village
Dallas, Texas 75205

Daniel Vesco		0	(5)	0.0%	-		0.0%
Chief Executive Officer and Director
100 Highland Park Village
Dallas, Texas 75205

Nafi Onat		500,000		0.2%	-		0.1%
Director
100 Highland Park Village
Dallas, Texas 75205

Valeska Energy Corp.	(6)	86,200,000		29.6%	240,843,570	(7)	61.4%
1000 Guadalupe Street #3A
Kerrville, Texas 78028

Capersia Pte. Ltd.	(8)	30,000,000		13.0%	-		6.4%
96A Club Street
Singapore 069464

Pagest Services SA	(9)	20,000,000		8.0%	-		4.2%
rue Thalberg 2, c/o
Finova Associes SA,
Geneva Switerland

Structured Capital Corporation	(10)	19,350,000		8.4%	-		4.1%
c/o Gordon Rees L.L.P.
1900 West Loop, Suite 1100
Houston, Texas 77027

Lucayan Oil and Gas Investments, Ltd.	(11)	18,500,000		8.0%	-		3.9%

Hobart Global Ltd.	(12)	18,000,000		7.8%	-		3.8%
116 Main Street, B.V.I.

Polaris Holdings, Inc.	(13)	12,000,000		5.2%	-		2.5%
2411 Fountainview Dr. #120
Houston, Texas 77057

All of the Officers and Directors as a Group (3 persons)		87,700,000	(3)(5)	30.1%	240,843,570	(4)	55.5%

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(2) Based on 532,242,294 total voting shares, including 231,398,724 shares of common stock outstanding as of ______________, 200_ and one thousand (1,000) shares of Series A Preferred Stock outstanding, which is able to vote in aggregate, voting as a group, an amount of voting shares equal to 51% of our total voting shares.

(3) Includes 1,000,000 shares which Mr. Simmons owns directly, 26,200,000 shares of common stock, and 60,000,000 warrants to purchase shares of our common stock at an exercise price of $0.02 per share, which Mr. Simmons is deemed to beneficially own through Valeska Energy Corp. (“Valeska”), of which he serves as the President.

(4) Includes one thousand (1,000) shares of Series A Preferred Stock which are held by Valeska, and which Mr. Simmons is deemed to beneficially own, and which voting in aggregate are able to vote an amount of voting shares equal to 51% of our outstanding voting stock.

(5) Daniel Vesco, the Company’s Chief Executive Officer owns a majority of the outstanding shares of common stock of Valeska though an entity which he controls, and is a Director of Valeska; however, Mr. Vesco does not have voting and/or dispositive control over the shares of common stock held by Valeska.

(6) William M. Simmons, the President and a Director of the Company, is the President of Valeska and is deemed to beneficially own the shares of common and preferred stock held by Valeska.  Valeska holds 26,200,000 shares of common stock, 60,000,000 warrants to purchase shares of our common stock at an exercise price of $0.02 per share, and one thousand (1,000) shares of Series A Preferred Stock which voting in aggregate are able to vote an amount of voting shares equal to 51% of our outstanding voting stock

(7) Includes one thousand (1,000) shares of Series A Preferred Stock which are held by Valeska, which voting in aggregate are able to vote an amount of voting shares equal to 51% of our outstanding voting stock.

(8) The beneficial owner of Capersia Pte. Ltd. is Sino Atlantic Limited (“Atlantic”) and the Director of Capersia Pte. Ltd. is Richard N. Wilson.

(9) The beneficial owner of Pagest Services SA (“Pagest”) is Jacques Point. The amount of common stock beneficially owned by Pagest includes 10,000,000 shares issuable in connection with the conversion of $125,000 of Convertible Promissory Notes at a conversion price of $0.0125 per share, which Convertible Notes are convertible at the option of the holder, and 5,000,000 Class A and 5,000,000 Class B warrants to purchase shares of the Company’s common stock at an exercise price of $0.02 and $0.03, respectively.  Pursuant to the terms of the Convertible Promissory Notes and Warrants held by Pagest, Pagest is not able to convert the Convertible Promissory Notes or exercise the Warrants, if such conversion or exercise, respectively, would cause it to own more than 9.9% of the Company’s common stock, provided however, that Pagest may waive such ownership limitation by providing us at least 75 days prior written notice of its intention to waive such limitation.

(10) The beneficial owner of Structured Capital Corporation is Jostein Hauge.

(11) The beneficial owners of Lucayan Oil and Gas, Ltd. (“LOGI”) are the Company's former President and Director, Max Maxwell, who is a 50% owner and Director of LOGI and A.E. "Buzz" Jehle,  who is a 50% owner and Director of LOGI.

(12) The beneficial owner of Hobart Global Ltd. is AIBWorthytrust Limited as Trustees of the Tyser 1998 Discretionary Settlement.

(13) The beneficial owner of Polaris Holdings, Inc. is Ingolf Grinde.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following “Certain Relationships and Related Transactions” represent material transactions in which any related person had or will have a direct or indirect material interest, which are known to the Company’s current management team.  There may however be various other material transactions regarding the Company which the Company’s current management is not aware of.

Changes in Officers

On May 17, 2004, Henry Rolling resigned as Chief Executive Officer, President and Director of the Company.

On May 17, 2004, Marc Applbaum was appointed as President, Chief Executive Officer and Director of the Company.

On November 2, 2004, Marc Applbaum resigned as President, Chief Executive Officer, and Director.

On November 2, 2004, Brian Alexander was appointed as President and Director of the Company.

On January 21, 2005, Mr. Peter G. Wilson tendered his resignation as a Director of the Company.

On January 24, 2005, Frank A. Jacobs was appointed as a Director of the Company.

On April 10, 2006, Max Maxwell was appointed as a Director of the Company.

On April 12, 2006, Frank A. Jacobs was appointed as Chief Executive Officer of the Company.

On April 12, 2006, Brian Alexander resigned as President of the Company and was appointed as Chief Financial Officer of the Company.

On April 12, 1006, Max Maxwell was appointed as President of the Company.

On June 5, 2006, Frank A. Jacobs resigned as Chief Executive Officer of the Company.

On June 5, 2006, Mr. Maxwell was appointed as Chief Executive Officer of the Company.

On September 27, 2006 Brian Alexander resigned as Chief Financial Officer of the Company.

On May 1, 2007, Max Maxwell resigned as a Director, President and Chief Executive Officer of the Company.

On May 17, 2007, Frank A. Jacobs was appointed as Chief Executive Officer and Chief Financial Officer of the Company.

On June 4, 2007, Frank A. Jacobs resigned as Chief Executive Officer of the Company.

On June 4, 2007, Daniel Vesco was appointed as Chief Executive Officer and as a Director of the Company.

On June 4, 2007, William M. Simmons was appointed as President and as a Director of the Company.

On June 14, 2007, Frank A. Jacobs resigned as a Director and as Chief Financial Officer of the Company.

On June 21, 2007 Ibrahim Nafi Onat was appointed as a Director of the Company.

On July 26, 2007, William M. Simmons was appointed as Secretary and Treasurer of the Company.

On July 26, 2007, Mr. Vesco was appointed as our Chief Financial Officer.

Mr. Simmons and Mr. Vesco are involved in business interests separate from their involvement with the Company, including but not limited to Valeska Energy Corp., which we have entered into a Management Services Agreement with as otherwise described herein. As a result, it is possible that the demands on Mr. Simmons and Mr. Vesco from these other businesses could increase with the result that they may not have sufficient time to devote to our business. We do not have an employment agreement with Mr. Simmons or Mr. Vesco and they are under no requirement to spend a specified amount of time on our business. As a result, they may not spend sufficient time in their roles as executive officers and Directors of our company to realize our business plan. If they do not have sufficient time to serve our company, it could have a material adverse effect on our business and results of operations. Furthermore, Mr. Simmons and Mr. Vesco are under no obligation to include us in any transactions which they undertake. As a result, we may not benefit from connections they make and/or agreements they enter into while employed by us, and they may profit from transactions which they undertake while we do not.

OTHER CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 20, 2006, we divested our shareholding in Black Swan Petroleum Pty. Ltd. and Black Swan Petroleum (Thailand) Limited by transferring such shares to Pacific Spinner Limited. Pacific Spinner had, pursuant to a Letter Agreement, agreed to use its best efforts to further sell such shares and to pay us 20% (twenty percent) of any proceeds received from such sale. However, the Company has learned that Black Swan has deregistered itself as an active company in Australia whilst Black Swan Thai has gone into voluntary receivership with little chance of the Company receiving any further benefit from the divestment.

In January 2006, Texhoma agreed to participate in a 25% working interest in the exploration of the Bayou Choctaw oil and gas project, located in Iberville Parish, Louisiana.  Texhoma identified that the exposure was in excess of its corporate guidelines and assigned its right to the interest to Morgan Creek Energy Corp. in exchange for $250,000 and 200,000 shares of Morgan Creek Energy Corp.

In March 2006, our Executive Chairman and Director, Frank Jacobs subscribed for 7,500,000 shares of our common stock at $0.04 per share, for aggregate consideration of $300,000, which funds were immediately used by us in connection with the closing of the purchase of our Kilrush Property.

On April 10, 2006, Texhoma Energy, Inc. (the "Company") entered into a Debt Conversion Agreement with Lucayan Oil and Gas Investments, Ltd., a Bahamas corporation, formerly Devon Energy Thai Holdings, Ltd. ("LOGI"). The Company owed $895,000 to LOGI as of the date of the Debt Conversion Agreement in connection with money received by the Company for the drilling in Thailand in March 2005, which debt was transferred by Fidelio Business, S.A. and Quick Assets and Cash Corp. (Bank Sal Oppenheim) to LOGI in November 2005. Pursuant to the Debt Conversion Agreement, the Company and LOGI agreed to convert $160,000 of the $895,000 which LOGI was owed into an aggregate of 4,000,000 shares (or one (1) share for each $0.04 of debt converted) of newly issued shares of the Company's restricted common stock. The Director and 50% owner of LOGI is Max Maxwell, who became a Director of the Company on April 10, 2006, President of the Company on April 12, 2006, and Chief Executive Officer of the Company on June 5, 2006, and resigned as President, Chief Executive Officer and Director on May 1, 2007.

On April 10, 2006, the Company entered into a convertible note with LOGI evidencing the $735,000 of debt which remains outstanding. The convertible note provides that LOGI may convert the $735,000 debt into Company common stock at the rate of one share of common stock for each $0.04 of outstanding debt.

On May 15, 2006, Lucayan Oil and Gas Investments, Ltd. ("LOGI") provided the Company notice of its desire to convert its $735,000 Promissory Note into 18,375,000 shares of the Company's common stock. The Company's Board of Directors approved such issuance on May 18, 2006.

On June 1, 2006, the Company's Board of Directors approved the grant of an aggregate of 10,000,000 options to the Company's then officers, Directors and employees, pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"). All of the options were granted at an exercise price of $0.13 per share, which was equal to the average of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company's common stock on June 1, 2006, multiplied by 110%. The options were granted to the following individuals in the following amounts:

o
Max Maxwell, our former president and Director was granted 750,000 qualified options and 3,250,000 non-qualified options (for 4,000,000 total options), which options were to vest at the rate of 500,000 options every three months, with the qualified options to vest first, in consideration for services to be rendered to the Company as the Company's president and Director. The options were to expire if unexercised on June 1, 2009, or at the expiration of three months from the date of the termination of his employment with the Company.  All of Mr. Maxwell’s options have since expired unexercised;

o
Frank Jacobs, our former Director was granted 4,000,000 non-qualified options, which options were to vest at the rate of 500,000 options every three months, in consideration for services to be rendered to the Company as the Company's Director. The options were to expire if unexercised on June 1, 2009, or at the expiration of three months from the date of the termination of his employment with the Company.  Mr. Jacobs resigned from the Company effective June 14, 2007, and as such all 2,000,000 of his vested options expired unexercised on September 14, 2007;

o
Brian Alexander, our former Chief Financial Officer and Director was granted 1,000,000 non-qualified options, which options vested upon Mr. Alexander's execution of a deed of release and settlement between Mr. Alexander and the Company in connection with his resignation from his positions as the Company's Chief Financial Officer and Director. The options expired unexercised on July 1, 2007; and

o
Mr. Terje Reiersen then working as a consultant to the Company was granted 1,000,000 non-qualified options, which options were to vest at the rate of 250,000 options every three months, in consideration for consulting services to be rendered to the Company in connection with corporate advice in relation to a secondary listing amongst other things. The options were to expire if unexercised on June 1, 2009, or at the expiration of three months from the date of the termination of his employment with the Company.  All of Mr. Reiersen’s options have since expired unexercised.

Additionally, on June 1, 2006, the Board of Directors approved the issuance of 2,000,000 options to another consultant to the Company in consideration for investor relations services rendered to the Company. The options granted to the consultant were not granted pursuant to the Plan. The options have an exercise price of $0.13 per share, vest at a rate of 250,000 options every three months and expire if unexercised on June 1, 2009.

Our former Director, Mr. Brian Alexander decided not to seek re-election as a director of the Company due to other business and work commitments at the annual stockholders meeting which was held on September 19, 2006. In connection with monies we owed Mr. Alexander in directors and consulting fees, we and Mr. Alexander agreed that we would issue 300,000 shares of our restricted common stock to Mr. Alexander in lieu of the amounts owed to him in such fees. In connection with the issuance of the shares and Mr. Alexander's departure, the parties entered into a Mutual Release letter agreement (the "Mutual Release") on September 27, 2006. Pursuant to the Mutual Release, Mr. Alexander agreed to release and forever discharge us, our officers and Directors and we agreed to release Mr. Alexander from all actions, claims, demands and costs, which either party may have had or my have at any time in the future in connection with Mr. Alexander's employment with us. Additionally, pursuant to the terms of Mr. Alexander's 1,000,000 non-qualified options granted to him in consideration for services rendered for his services as the Company's Financial Officer on June 1, 2006, which options were to purchase shares at $0.13 per share, all of the options were immediately vested to Mr. Alexander upon his entry into the Mutual Release and such options later expired unexercised on June 1, 2007.

On or about October 19, 2006, we issued a Promissory Note to  Jacobs Oil & Gas Limited, which was controlled by our then Director of the Company, in the amount of $493,643.77, which amount  purportedly represented funds advanced to the Company by Mr. Jacobs during the 2006 calendar year and management fees owed to Mr. Jacobs, through Jacobs Oil & Gas Limited, for his services to the Company during the 2006 calendar year (the “Jacobs' Note”). The Jacobs' Note bears interest at the rate of 6% per annum until paid, and is payable by the Company at any time on demand. The Jacobs' Note may be pre-paid at any time without penalty. Any amounts not paid on the Jacobs' Note when due shall bear interest at the rate of 15% per annum.

On or about June 5, 2007, we entered into an Agreement with Jacobs Oil & Gas Limited (“Jacobs”), pursuant to which Jacobs agreed that no interest would be due from us and/or accrue on the principal or accrued interest to date on his outstanding Promissory Note for the period of one (1) year from the date of the Agreement and that he would not try to collect the principal and/or accrued interest on such note for a period of one (1) year.

The Company also entered into a Security Agreement with Mr. Jacobs under which Agreement the Board of Directors ratified the assignment of 200,000 shares of the common stock of Morgan Creek Energy Corp., which shares were held by the Company, to Mr. Jacobs as security for the money that was owed to Mr. Jacobs under the Jacobs' Note.

On or about May 15, 2007, we entered into a Management Services Agreement with Valeska Energy Corp. (“Valeska”), whose Chief Executive Officer is William M. Simmons, who became an officer and Director of us on or about June 4, 2007, as described below, which was subsequently amended on or about June 1, 2007 (collectively the “Management Agreement”).

Pursuant to the Management Agreement, we agreed to enter into a Joint Venture agreement with Valeska (the “Joint Venture”), described below; Valeska agreed to provide us management services and act as a Management Consultant to us, for a monthly fee of $10,000 (plus expenses), or 15% of any revenue we generate, whichever is greater (excluded from this definition however are asset sales and/or income of a capital nature, and included in the definition are 20% of the revenues we receive from our Joint Venture with Laurus Master Fund, Ltd.); and we also agreed to issue Valeska 15,200,000 restricted shares of our common stock. We also agreed pursuant to the Management Agreement, as amended, that we would issue Valeska an additional 18,200,000 shares of our common stock upon such time as we are able to bring our public reporting requirements current with the Commission and seek reinstatement on the Over-The-Counter Bulletin Board. The Management Agreement has a minimum term of three months, beginning on May 1, 2007. The Management Services Agreement was later amended and extended by the parties’ entry into the Second Amendment to Management Services Agreement with Valeska Energy Corp. in August, 2007, as described below.

On or about May 15, 2007, we entered into a Joint Venture Relationship Agreement with Valeska (the “Joint Venture Agreement”), pursuant to which we and Valeska agreed to form a new Texas limited partnership (the “Joint Venture”), of which Valeska will serve as general partner. The Joint Venture Agreement contemplates that Valeska will cause funds to be invested, arrange financial and strategic partnerships, and that both parties would bring investment opportunities to the Joint Venture. Pursuant to the Joint Venture Agreement, Valeska has co-investment rights in the Joint Venture. Any distributions from the Joint Venture will be paid first to Valeska and the Company, in an amount equal to 8% to Valeska and 2% to the Company, subject to investor approval; then to any investors as negotiated therewith; and finally Valeska and the Company will share any remaining distributions, with Valeska receiving 80% of such distributions and the Company receiving 20% of such distributions.

The Joint Venture Agreement also provides that Valeska has the right to require us to purchase its interest in the Joint Venture at any time, in exchange for shares of our common stock. In the event that Valeska exercises this right, the valuation of the Joint Venture will be valued in a negotiated manner or at 30% greater than the gross acquisition cost of any property acquired by the Joint Venture, and the number of shares exchangeable for such interest will be equal to the market price of our shares of common stock on the date that such right is exercised by Valeska.

Additionally, we have the right, pursuant to the Joint Venture Agreement, to veto any deal which Valeska proposes to include in the Joint Venture.

On or about June 5, 2007, certain of our largest stockholders, including Capersia Pte. Ltd.; Frank A. Jacobs, our former officer and Director; and Valeska Energy, Inc., which is controlled by William M. Simmons, the President and Director of the Company, and is majority owned by Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, through an entity which he controls (“Valeska” and collectively the “Shareholders”) entered into a Voting Agreement (the “Voting Agreement”).  Pursuant to the terms of the Voting Agreement the Shareholders agreed that for the Term of the Voting Agreement, as defined below, no Shareholder would vote any of the shares of common stock (the “Shares”) which they hold for (i.e. in favor of) the removal of William M. Simmons or Daniel Vesco, our Directors (the “New Directors”).  The Shareholders also agreed that in the event of any stockholder vote of the Company (either by Board Meeting, a Consent to Action with Meeting, or otherwise) relating to the removal of the New Directors; the re-election of the New Directors; and/or the increase in the number of directors of the Company during the Term of the Voting Agreement, that such Shareholders would vote their Shares against the removal of the New Directors; for the re-election of such New Directors; and/or vote against the increase in the number of directors of the Company, without the unanimous consent of the New Directors, respectively.

The Voting Agreement further provided that in the event that either of the New Directors breaches his fiduciary duty to the Company, including, but not limited to such Director’s conviction of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty, theft or fraud; such Director’s gross negligence in connection with his service to the Company as a Director and/or in any executive capacity which he may hold; and/or if any Shareholder becomes aware of information which would lead a reasonable person to believe that such Director has committed fraud or theft from the Company, or a violation of the Securities laws, the Voting Agreement shall not apply, and the Shareholders may vote their Shares as they see fit.

The Term of the Voting Agreement is until June 5, 2009 (the “Term”).  The Shareholders agreed to enter into the Voting Agreement in consideration for the New Directors agreeing to serve the Company as Directors of the Company.

On or about July 12, 2007, another one of our significant stockholders, Lucayan Oil and Gas Investments, Ltd. (“LOGI”), which is 50% owned by Max Maxwell, our former President and Director, entered into a Voting Agreement with us, which was amended by a First Amendment to Voting Agreement, which provided that the shares of common stock held by LOGI would be subject to the identical terms of our June 5, 2007 Voting Agreement with the Shareholders.

On or about July 12, 2007, LOGI; Mr. Maxwell; Meredith Maxwell, Mr. Maxwell’s daughter and our former employee; and A.E. Buzz Jehle, our former consultant (collectively the “Former Interested Parties”) entered into a Cooperation Agreement and Mutual Release (the “Release”) with us and Texaurus Energy, Inc. (“Texaurus”), our wholly owned Delaware subsidiary (for the purposes of the description of the Release, all references to “we,” “us,” the “Company” or similar words include Texaurus).  In connection with the Release, we and the Former Interested Parties agreed to release each other (including employees, officers, directors, representatives, employees and assigns) from any and all claims, rights, causes of action and obligations which were known or unknown at the time of the entry into the Release, subject only to the Assignment by the Former Interested Parties of their rights, causes of actions or demands against any former officers or Directors of us to the Company and the New Directors (the “Assignment”) and the Extension.  The release we provided to the Former Interested Parties was against any and all claims, rights, causes of action and obligations which were known at the time of the entry into the Release, or which are not brought to the attention of the New Directors or the Company by 5:00 P.M. Central Standard Time, on September 30, 2007 (the “Extension”).

Additionally, in connection with the Release, Mr. Maxwell personally agreed, to the best of his ability, to cooperate with us in connection with an audit of us and Texaurus; to provide a list of the known liabilities of the Company which Mr. Maxwell was aware of; and to personally certify the accuracy and completeness any financial statements which the Company prepares covering the time period during which Mr. Maxwell was President of the Company, in a form similar to the Certification Of Chief Executive Officer and Chief Financial Officer Pursuant To Section 302 of The Sarbanes-Oxley Act Of 2002 and Certification of Chief Executive Officer; and (ii) Certification of Chief Financial Officer Pursuant To 18 U.S.C. Section 1350, as Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002, which reporting companies are required to file as attachments to each periodic filing with the Commission.

Mr. Maxwell also agreed pursuant to the terms of the Release that any options which he vested pursuant to the June 2006 options which he was granted by us would expire if unexercised on August 1, 2007; and that we owe him no rights to contribution or indemnification in connection with his service to the Company. Mr. Maxwell also certified that the shares of common stock granted to LOGI were issued for valid consideration and fully paid and non-assessable (the “Certification”).  Additionally, pursuant to the terms of the Release, we agreed to indemnify Mr. Maxwell and Mr. Jehle against any dispute regarding the shares issued to LOGI, provided that such Certification is valid and correct.

Effective July 1, 2007, we entered into a Consulting Agreement with Ibrahim Nafi Onat, our Director (the “Consulting Agreement”), pursuant to which Mr. Onat agreed to serve as our Director and Vice President of Operations for an initial term of twelve (12) months, which term is renewable month to month thereafter with the mutual consent of the parties.  Pursuant to the Consulting Agreement we agreed to pay Mr. Onat $2,500 per month during the term of the Consulting Agreement, to issue him 500,000 restricted shares of common stock in connection with his entry into the Consulting Agreement and 500,000 restricted shares of common stock assuming he is still employed under the Consulting Agreement at the expiration of six (6) months from the effective date of the Consulting Agreement (the “Six Month Issuance”).  The Consulting Agreement is described in greater detail above.

On or about August 13, 2007, we entered into a Second Amendment to Management Services Agreement with Valeska Energy Corp. (“Valeska” and the “Second Amendment”).

Pursuant to the Second Amendment, we and Valeska agreed to extend the term of the Management Services Agreement until September 30, 2008, and to pay Valeska the following consideration in connection with agreeing to perform the services required by the original Management Services Agreement, and in consideration for allowing Daniel Vesco and William M. Simmons to serve as Directors of the Company, bringing on personnel to assist the Company with the day to day operations of the Company, and helping bring the Company current in its filings (the “Services”):

·	1,000 shares of the Company’s Series A Preferred Stock;

·
A monthly fee of $20,000 per month during the extended term of the Second Amendment, plus reasonable and actual costs incurred by Valeska (or individuals or designees brought on by Valeska, including lodging, car rental and telephone expenses therewith) in connection with such Services;

·	10,000,000 restricted shares of the Company’s common stock; and

·
60,000,000 options to purchase shares of the Company’s common stock, which have a cashless exercise provision, are valid for a period of three years from their grant date, and have an exercise price of greater than 110% of the trading price of the Company’s common stock on the Pinksheets on the day of such grant, equal to $0.02 per share.

On or about October 30, 2007, we entered into a Cooperation Agreement and Mutual Release with our former consultant Terje Reiersen (“Reiersen” and the “Reiersen Release”).  Pursuant to the Reiersen Release, Reiersen agreed to release us, our current and former officers, agents, directors, servants, attorneys, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action in contract or tort, under any federal or state law, whether known or unknown, relating to his services with the Company or the Company in general for any matter whatsoever other than in connection with any claims against any former officers or Directors of the Company, which claims Reiersen assigned to the Company.  Reiersen also agreed to cooperate fully with us in connection with any reasonable requests from us for a period of sixty (60) days from the date of the Reiersen Release, that we would not owe him any rights of contribution or indemnification in connection with any services he rendered on our behalf and that we would not owe him any other consideration other than what we agreed to provide him in connection with the Reiersen Release (as described in greater detail below).

In connection with the Reiersen Release, we paid Reiersen $2,500 and issued Reiersen 250,000 restricted shares of our common stock.

On or about November 2, 2007, we entered into a First Amendment to Securities Purchase Agreement, Secured Term Note and Registration Rights Agreement with Laurus (the “First Amendment”).  Pursuant to the First Amendment, Laurus agreed to:

(a)	waive any default which may have occurred as a result of our failure to become current in our filings with the Commission, assuming that we become current in our filings prior to December 15, 2007;
(b)
amend the terms of the Laurus Note to provide that a “Change of Control” of Texaurus under the Note, which requires approval of Laurus, includes any change in Directors such that Daniel Vesco and William M. Simmons are no longer Directors of Texaurus; and

(c)
amend the terms of the Registration Rights Agreement with Laurus to provide that the date we are required to gain effectiveness of a registration statement registering the shares of common stock issuable in connection with the exercise of the Laurus Warrant in the Company is amended to no later than April 30, 2008, and that the effective date of any additional registration statements required to be filed by us in connection with the Registration Rights Agreement, shall be thirty (30) days from such filing date.

On or about November 28, 2007, we entered into a Settlement Agreement and Mutual Release (the “Agreement”) by and between the Company, Frank A. Jacobs, our former officer and Director (“Jacobs”), and Jacobs Oil & Gas Limited, a British Columbia corporation (“JOGL” and collectively with Jacobs, the “Jacobs Parties”), Clover Capital, a creditor of the Company (“Clover”), Capersia Pte. Ltd., a Singapore company and a significant stockholder of the Company (“Capersia”), Peter Wilson, an individual and a former Director of the Company (“Wilson”), and Sterling Grant Capital, Inc., a British Columbia corporation, controlled by Mr. Wilson (“SGC” and collectively with Clover, Capersia and Wilson, the “Non-Jacobs Parties,” and with the Jacobs Parties, the “Interested Parties”).  We had various disputes with the Interested Parties relating to the issuances of and transfers of various shares of our common stock and various of the Interested Parties had alleged that we owed them consideration (the “Disputes”).  We entered into the Agreement to settle the Disputes with the Interested Parties.

In consideration for the Company agreeing to enter into the Agreement, the Jacobs Parties agreed to the following terms: the Jacobs Parties would return to the Company for cancellation 5,000,000 of the 7,500,000 shares purchased by Jacobs in March 2006 (the “Jacobs Shares”); all debt owed by Texhoma to the Jacobs Parties, known or unknown, was discharged and forgiven, including the total outstanding amount of the approximately $500,000 Promissory Note owed to Frank A. Jacobs by the Company (the “Jacobs Note”); the Company owes Jacobs no rights to contribution and/or indemnification in connection with Jacobs employment with the Company; Jacobs agreed to certify the accuracy and correctness of the Company’s previously prepared annual and interim financial statements and periodic reports, relating to the time period of his employment from approximately January 2005 to June 2007; the Jacobs Parties agreed they have no interest in and will not interfere with the issuance of or any subsequent transfers of shares to or from Lucayan Oil and Gas Investments, Ltd. (the “LOGI Shares”), a Bahamas corporation; Jacobs agreed to use his best efforts to answer the Company’s questions and produce documents in the future regarding operations and financials of the Company; Jacobs agreed that he no longer holds any exercisable options of the Company; the Voting Agreement entered into between various parties in June 2007, including Jacobs, remains in full affect and force against Jacobs; and Jacobs has no interest in any shares other than the aforementioned 2,500,000 shares.

Additionally, in consideration for the Company agreeing to enter into the Agreement, the Non-Jacobs Parties agreed to the following terms: any and all debts owed by Texhoma to Clover, which purportedly totaled approximately $60,000, Capersia, which purportedly totaled $60,000 or any of the Non-Jacobs Parties (including approximately $20,000 purportedly owed to Wilson) was discharged and forgiven; the Non-Jacobs Parties agreed that they have no interest in and will not interfere with the issuance of the LOGI Shares; the Voting Agreement remains in full force and effect against Capersia; and in connection with the 30,000,000 shares of Company stock in Capersia’s possession received through Texhoma’s previous purchase of a 40% interest in Black Swan Petroleum Pty. Ltd. (the “Capersia Shares”), Capersia will not transfer shares in excess of 2% of Texhoma’s then outstanding shares in any three (3) month period, until the second anniversary of the Agreement.

Lastly, in consideration for the Jacobs Parties and the Non-Jacobs Parties agreeing to the terms of the agreement, Texhoma agreed to the following terms: Jacobs will retain the remaining 2,500,000 shares of Company stock and Capersia will retain the aforementioned 30,000,000 shares of Company stock free and clear of any claims to such shares by the Company; and JOGL shall retain all rights to the 200,000 shares of Morgan Creek Energy Corp. (“Morgan Creek”) shares held in trust by JOGL as collateral for a promissory note issued to JOGL by the Company (the “Jacobs Note” and “Morgan Creek Shares”), the Company will release all claims to said shares or any additional shares of Morgan Creek that the Company may be due as a result of stock splits or share distributions.

Further, pursuant to the Agreement, the Interested Parties agreed to release the Company from  any and all rights, obligations, claims, demands and causes of action, known or unknown, asserted or unasserted relating to the Disputes or the Company or its current or former Directors, and the Company agreed to release the Jacobs Parties and the Non-Jacobs Parties from any and all rights, obligations, claims, demands, and causes of action arising from or relating to the Capersia Shares, Jacobs’ employment with the Company, the Jacobs Note, the Jacobs Shares, the Morgan Creek shares, and the LOGI Shares.

As a result of the Agreement, the Company was able to settle approximately $640,000 in debt which it purportedly owed to the various Interested Parties and to settle any and all other claims which such parties, in return for the consideration discussed above, which mainly consisted of assigning the rights to the 200,000 shares of Morgan Creek Energy Corp. stock to Frank A. Jacobs, which shares had an approximate value of $92,000 based on the trading price of Morgan Creek Energy Corp.’s common stock on the date of the Agreement of $0.46.

WHAT VOTE IS REQUIRED FOR RE-ELECTION?

The vote of a majority of the Company's shares eligible to vote at the Company's annual meeting of stockholders is required for the re-election of each of the Nominees, Mr. Daniel Vesco, Mr. William M. Simmons, and Mr. Ibrahim Nafi Onat, to our Board of Directors.

As described above under “Other Certain Relationships and Related Transactions,” certain of our majority shareholders (“Shareholders”) entered into Voting Agreements in June 2007, whereby such shareholders agreed that for the Term of the Voting Agreement, as defined above, no Shareholder would vote any of the shares of common stock (the “Shares”) which they hold for (i.e. in favor of) the removal of William M. Simmons or Daniel Vesco, our Directors (the “New Directors”).  The Shareholders also agreed that in the event of any stockholder vote of the Company (either by Board Meeting, a Consent to Action with Meeting, or otherwise) relating to the removal of the New Directors; the re-election of the New Directors; and/or the increase in the number of directors of the Company during the Term of the Voting Agreement, that such Shareholders would vote their Shares against the removal of the New Directors; for the re-election of such New Directors; and/or vote against the increase in the number of directors of the Company, without the unanimous consent of the New Directors, respectively.

The Voting Agreement further provided that in the event that either of the New Directors breaches his fiduciary duty to the Company, including, but not limited to such Director’s conviction of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty, theft or fraud; such Director’s gross negligence in connection with his service to the Company as a Director and/or in any executive capacity which he may hold; and/or if any Shareholder becomes aware of information which would lead a reasonable person to believe that such Director has committed fraud or theft from the Company, or a violation of the Securities laws, the Voting Agreement shall not apply, and the Shareholders may vote their Shares as they see fit.

Since our Majority Shareholders, can vote a majority of our outstanding shares, our Majority Shareholders will approve the re-election. Therefore, no further stockholder approval is sought.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

PROPOSAL 2

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 800,000,000 SHARES OF COMMON STOCK, RE-AUTHORIZE 1,000,000 SHARES OF PREFERRED STOCK, AND TO AFFECT A NAME CHANGE TO NOMAD OIL AND GAS CORP.

WHAT ARE THE MAJORITY SHAREHOLDERS APPROVING?

Our Majority Shareholders will approve a Certificate of Amendment to our Articles of Incorporation to authorize 800,000,000 shares of common stock, $0.001 par value per share ("Common Stock") and re-authorize 1,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock").

The Certificate of Amendment will additionally state that shares of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Upon approval, the Board of Directors will instruct the officers to file as soon as practicable a Certificate of Amendment with the Nevada Secretary of State in a form substantially similar to the attached Appendix A to affect the amendment (the "Amendment").  The text of the proposed Amendment to our Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect such Amendment.

WHAT IS THE PURPOSE OF THE AMENDMENT?

The Amendment increases the amount of authorized common stock and is necessary to provide enhanced flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets, to establish strategic relationships with corporate partners, or to attract or to retain and motivate key employees.  The Company has not entered into any agreements or understandings to date which would require the Company to increase its authorized shares to allow the Company to issue any additional shares of common stock; however, the Board of Directors believes it is in the best interest of the Company to increase the Company’s authorized shares of common stock to allow the Company to issue such additional shares in the future, should the need arise.

WHAT ARE SOME OF THE RISKS ASSOCIATED WITH THE AMENDMENT?

Pursuant to the Amendment, we will have 800,000,000 shares of common stock and 1,000,000 shares of preferred stock authorized. As of the filing of this Information Statement, we have __________ shares of common stock issued and outstanding and 1,000 shares of our Series A Preferred Stock (defined and described below) issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, which if issued would cause substantial dilution to our then stockholders. Additionally, shares of preferred stock may be issued by our Board of Directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. Therefore, additional shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, similar to the powers provided to the holders of our Series A Preferred Stock, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights (such as the Series A Preferred Stock) and/or other rights or preferences which could provide the preferred stockholders with voting control over us and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of additional shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless in the future.

WHAT RIGHTS AND PREFERENCES WILL OUR COMMON STOCK AND PREFERRED STOCK HAVE SUBSEQUENT TO THE AMENDMENT?

COMMON STOCK:

Holders of shares of common stock are entitled to one (1) vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share pro-rata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of Directors out of funds legally available therefore. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK:

The Amendment will re-authorize the issuance of up to one million (1,000,000) shares of preferred stock, par value of $0.001 per share. We have no present plans for the issuance of any additional shares of preferred stock other than the 1,000 shares of Series A Preferred Stock (as described below) which we have issued to date. The issuance of additional shares of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any additional shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

- Restricting dividends on the common stock;
- Diluting the voting power of the common stock;
- Impairing the liquidation rights of the common stock; and/or
- Delaying or preventing a change in control of the company without further action by the stockholders.

SERIES A PREFERRED STOCK:

We designated one thousand (1,000) shares of Series A Preferred Stock, $.001 par value per share on or about July 17, 2007 (the "Series A Preferred Stock"). The Series A Preferred Stock have no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the one thousand (1,000) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all stockholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's Common Stock issued and outstanding at the time of a stockholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting. Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Valeska Energy Corp., which is controlled by William M. Simmons, our President, holds all one thousand (1,000) shares of our outstanding Series A Preferred Stock.

WHAT VOTE IS REQUIRED FOR APPROVAL?

The vote of a majority of the Company's shares eligible to vote at the Company's annual meeting of stockholders is required to approve the Amendment to our Articles of Incorporation. Since our Majority Shareholders can vote a majority of our outstanding voting shares, our Majority Shareholders will approve the Amendment to our Articles of Incorporation as set forth above. Therefore, no further stockholder approval is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF THE AMENDMENT
TO OUR ARTICLES OF INCORPORATION.

PROPOSAL 3

TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION TO AFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK IN A RATIO BETWEEN 1:10 AND 1:50 AND TO RE-AUTHORIZE OUR COMMON AND PREFERRED STOCK, WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS.

WHAT ARE THE MAJORITY SHAREHOLDERS APPROVING?

Our Majority Shareholders will approve the filing of a Certificate of Amendment to our Articles of Incorporation to affect a proposed reverse split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 at any time after our Meeting (the "Reverse Stock Split"), and before _____________ as may be determined by our Board of Directors without further stockholder approval. Our Board of Directors believes that, because it is not possible to predict market conditions at the time the Reverse Stock Split is to be affected, it would be in the best interests of the stockholders if the board were able to determine, within specified limits approved in advance by our stockholders (i.e., between 1:10 and 1:50), the appropriate Reverse Stock Split ratio. The proposed Reverse Stock Split would combine a whole number of outstanding shares of our common stock into one (1) share of common stock, thus reducing the number of outstanding shares without any corresponding change in our par value or market capitalization. As a result, the number of shares of our common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

In connection with the Reverse Stock Split, we will also re-authorize eight hundred million (800,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share, which will be the total number of authorized shares of stock following the Amendment described under Proposal 2, above.

After approval by our Majority Shareholders, our Board of Directors, without further stockholder approval or notice, will subsequently have the authority, in its sole discretion, to determine whether or not to proceed with a reverse split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 at any time prior to _____________. If the Board of Directors determines, based on factors such as prevailing market and other relevant conditions and circumstances and the trading price of our common stock at that time, that the Reverse Stock Split is in our best interests and in the best interests of our stockholders, it will, in its sole discretion, affect the Reverse Stock Split, without any further stockholder approval or notice, in a ratio between 1:10 and 1:50. Following such determination, our Board of Directors will effect the Reverse Stock Split by directing management to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at such time as the board has determined is appropriate to effect the Reverse Stock Split in a form substantially similar to the attached Appendix B. The Reverse Stock Split will become effective at the time specified in the amendment to our Articles of Incorporation after its filing with the Nevada Secretary of State, which we refer to as the "Effective Time". The text of the proposed amendment to our Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect the Reverse Stock Split.

Our Board of Directors reserves the right, even after approval by our Majority Shareholders, to forego or postpone the filing of the Certificate of Amendment to our Articles of Incorporation in connection with the Reverse Stock Split, if it determines such action is not in our best interests or the best interests of our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors and effected by the ____________, this Proposal 3 will be deemed abandoned, without any further effect. In this case, our Board of Directors may seek stockholder approval again, at a future date, for a Reverse Stock Split if it deems a Reverse Stock Split to be advisable at that time, but will in any case take no further action in connection with the current proposed Reverse Stock Split, without further stockholder approval.

HOW WILL A REVERSE STOCK SPLIT AFFECT MY RIGHTS?

The completion of the Reverse Stock Split will not affect any stockholder's proportionate equity interest in our Company, except for the effect of rounding up fractional shares to a nearest whole share. For example, a stockholder who owns a number of shares that prior to the Reverse Stock Split represented one percent of the outstanding shares of the Company would continue to own one percent of our outstanding shares after the Reverse Stock Split. However, the Reverse Stock Split will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split and because the amendment will also re-authorize eight hundred million (800,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share. Also, because the Reverse Stock Split will result in fewer shares of our common stock outstanding, the per share income/(loss), per share book value and other "per share" calculations in our quarterly and annual financial statements will be increased proportionately with the Reverse Stock Split.

WHAT ARE SOME OF THE POTENTIAL DISADVANTAGES OF THE REVERSE STOCK SPLIT?

Reduced Market Capitalization. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a factor equal to the Reverse Stock Split itself (from between 10 and 50 times, depending on what ratio of Reverse Stock Split our Board of Directors believes is in our best interests), or that such Reverse Stock Split will result in any permanent increase in the market price of our common stock, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price of our common stock decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have affected Reverse Stock Splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding thereafter. Furthermore, a Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Liquidity. Although our Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated resulting increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Authorized Shares; Future Financings. Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding would increase. As a result, we will have an increased number of authorized but unissued shares of common stock which we may issue in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

WILL FRACTIONAL SHARES BE ISSUED IN CONNECTION WITH THE REVERSE STOCK SPLIT?

No.  In the event a stockholder would have received a fractional share of common stock following the Reverse Stock Split, the Company will round up fractional shares to the nearest whole share. For example, a stockholder with 99 shares of common stock would receive 1 share of our common stock following a 1:100 Reverse Stock Split.

WHAT WILL THE EFFECT OF OUR REVERSE STOCK SPLIT BE ON THE VOTING RIGHTS ASSOCIATED WITH OUR OUTSTANDING PREFERRED STOCK?

All shares of our outstanding Series A Preferred Stock have the right to vote in aggregate a number of voting shares equivalent to fifty-one percent (51%) of all of our voting shares on any stockholder votes. The Series A Preferred Stock does not contain any provisions for adjustment of that amount in the event of a forward or reverse stock split. As a result, the Preferred Stock will retain the right voting in aggregate, to vote on all stockholder matters equal to fifty-one percent (51%) of the total vote.

WHAT WILL THE EFFECT OF OUR REVERSE STOCK SPLIT BE ON OUR OUTSTANDING OPTIONS AND WARRANTS?

On June 1, 2006, the Company's Board of Directors approved the grant of an aggregate of 9,000,000 options to the Company's then officers and Directors, pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"). All of the options were at an exercise price of $0.13 per share, which was equal to the average of the highest ($0.125) and lowest ($0.111) quoted selling prices of the Company's common stock on June 1, 2006, multiplied by 110%. The options were granted to the following individuals in the following amounts:

o
Max Maxwell, our former President and former Director was granted 750,000 qualified options and 3,250,000 non-qualified options (for 4,000,000 total options), which options were to vest at the rate of 500,000 options every three months, with the qualified options to vest first, in consideration for services rendered to the Company as the Company's president and Director. The options were to expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement.  Pursuant to the terms of the Cooperation Agreement and Mutual Release entered into with Mr. Maxwell on July 12, 2007, the 1,500,000 options which had vested to him as of the date he resigned from the Company, May 1, 2007, expire if unexercised at August 1, 2007;

o
Frank Jacobs, our former Executive Chairman (i.e. a full-time executive officer of the Company) and former Director was granted 4,000,000 non-qualified options, which options were to vest at the rate of 500,000 options every three months, in consideration for services rendered to the Company as the Company's Director. The options expire were to expire if un-exercised on June 1, 2009, or as otherwise provided in the Option Agreement.  Any of Mr. Jacobs’ stock options which have not been exercised by September 14, 2007, ninety days after his termination from the Company which occurred on June 14, 2007, will expire unexercised;

o
Brian Alexander, our Chief Financial Officer and Director was granted 1,000,000 non-qualified options. The options were granted to Mr. Alexander in consideration for services rendered to the Company as the Company's Chief Financial Officer and Director. All of the options granted to Mr. Alexander have expired unexercised; and

o
Mr. Terje Reiersen working as a consultant to the Company was granted 1,000,000 non-qualified options, which options were to vest at the rate of 250,000 options every three months, in consideration for consulting services to be rendered to the Company in connection with corporate advice in relation to a secondary listing amongst other things. The options were to expire if unexercised on June 1, 2009, or as otherwise provided in the Option Agreement.

Additionally, on June 1, 2006, the Board of Directors approved the issuance of 2,000,000 options to another consultant to the Company in consideration for investor relations services rendered to the Company. The options granted to the consultant were not granted pursuant to the Plan. The options have an exercise price of $0.13 per share, vest at a rate of 250,000 options every three months and expire if unexercised on June 1, 2009.

On March 28, 2006, in connection with the entry into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”), we granted Laurus a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 10,625,000 shares of our common stock at an exercise price of $0.04 per share.  The Warrant expires if unexercised at 5:00 P.M. on March 28, 2011.

On March 28, 2006, in consideration for advisory services rendered in connection with the Securities Purchase Agreement entered into with Laurus, we granted Energy Capital Solutions, LLC, warrants to purchase up to 1,062,500 shares of our common stock at an exercise price of $0.04 per share, which warrants expire if unexercised at 5:00 P.M. C.S.T. on March 28, 2011.

In August 2007, in connection with the Second Amendment to Management Services Agreement with Valeska Energy Corp. (“Valeska”), we agreed to issue Valeska 10,000,000 shares of our restricted common stock and options to purchase 60,000,000 shares of our common stock at an exercise price of 110% of the trading value of our common stock on the grant date of such, which exercise price was $0.02 per share.

On or about November 28, 2007, we entered into a Subscription Agreement with Pagest Services SA, a Swiss Company, pursuant to which we agreed to sell two units consisting of $125,000 in Convertible Promissory Notes with a conversion price of $0.0125 per share, convertible at the option of Purchaser, into the Company’s common stock, and Class A and Class B Warrants to purchase 5,000,000 shares of common stock with an exercise price of $0.02 and $0.03 per share, respectively, exercisable for a period of two years from the date of the Subscription Agreement (the “Units”).  One Unit was sold immediately to the Purchaser, and one Unit will be sold to the Purchaser on or before December 15, 2007.  The Convertible Promissory Notes bear interest at the rate of 2% per annum, until paid in full, which amount will increase to 15% per annum, upon the occurrence of an Event of Default (as defined in the Convertible Promissory Notes).  The Convertible Promissory Notes are due on the first anniversary of the date they are sold, with the first $125,000 in Convertible Promissory Notes being due on November 28, 2008, unless converted into shares of our common stock.  In the event that our common stock trades on the market or exchange on which it then trades, at a trading price of more than $0.02 per share, for any 10 day trading period, the Convertible Promissory Note will automatically convert into shares of our common stock at the rate of one share for each $0.0125 owed to the subscriber.  We also agreed to provide the subscriber piggy-back registration rights in connection with the sale of the Units.

Following the Reverse Stock Split, the exercise price and number of shares issuable in connection with the exercise of the Company’s outstanding options and warrants will be adjusted in proportion to the Reverse Stock Split approved by our Board of Directors within a ratio of 1:10 and 1:50.  For instance, in the event that the Board of Directors approves a 1:10 Reverse Stock Split, the Laurus Warrant will automatically adjust to have an exercise price of $0.40 per share and to be exercisable for 1,625,000 shares of common stock.

HOW WILL I EXCHANGE MY STOCK CERTIFICATES OR RECEIVE PAYMENT FOR FRACTIONAL SHARES?

Exchange of Stock Certificates:

Promptly after the Effective Time, you will be notified that the Reverse Stock Split has been affected. Our stock transfer agent, Madison Stock Transfer, Inc., whom we refer to as the "Exchange Agent", will implement the exchange of stock certificates representing post-reverse split shares of our common stock in exchange for pre-reverse split shares of our common stock from our stockholders of record. You will be asked to surrender to the Exchange Agent certificate(s) representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you following the Effective Time. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the Exchange Agent and any other information or materials which the Exchange Agent may require. We will round fractional shares up to the nearest whole share.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

The federal income tax consequences of the Reverse Stock Split to our stockholders and to us are based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices of the United States Internal Revenue Service (the "Service"). Changes to the laws could alter the tax consequences, possibly with a retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Service regarding the federal income tax consequences of the proposed Reverse Stock Split.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Our Majority Shareholders will approve the filing of a Certificate of Amendment to our Articles of Incorporation to affect a proposed Reverse Stock Split of our issued and outstanding common stock in a ratio between 1:10 and 1:50 and to re-authorize eight hundred million (800,000,000) shares of common stock, $0.001 par value per share and one million (1,000,000) share of preferred stock, $0.001 par value per share, at any time after the Meeting, and before ______________, without further stockholder approval or notice. Therefore, no further stockholder approval is required or sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF OUR BOARD OF DIRECTORS TO FILE THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AFFECTING THE REVERSE STOCK SPLIT, WITHOUT FURTHER STOCKHOLDER APPROVAL.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF
GLO CPAS, LLP, AS THE COMPANY’S INDEPENDENT AUDITORS FOR
THE FISCAL YEARS ENDING SEPTEMBER 30, 2007 AND 2008.

The Board of Directors has selected GLO CPAs, LLP, ("GLO"), as independent auditors for the Company for the fiscal years ended September 30, 2006 and 2007 and recommends that the stockholders vote for ratification of such appointment.

The Company does not anticipate a representative from GLO to be present at the annual stockholders meeting. In the event that a representative of GLO is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective March 30, 2004, we dismissed Braverman & Company PC as our independent public accountant (“Braverman”).  The report of Braverman on our financial statements for the fiscal years ended September 30, 2002 and 2003 did not contain any adverse opinions or disclaimer of opinion, and neither of those opinions were modified as to uncertainty, audit scope, or accounting principals.  There were no disagreements between us and Braverman in regard to any aspects of our financial statements.  On August 4, 2004, the Board of Directors of the Company approved and authorized the engagement of Chisholm, Bierwolf & Nilson, as the principal independent accountant for the Company.

Effective May 26, 2006, we engaged Jewett, Schwartz & Associates, Certified Public Accountants ("JSA") as our principal independent public accountant for the fiscal years ended September 30, 2005 and September 30, 2006. The decision to engage JSA was recommended and approved by the Company's Board of Directors effective May 26, 2006. JSA succeeded the Company's previous independent auditor, Chisholm, Bierwolf & Nilson, LLC, ("CBN") who was dismissed by the Company's Board of Directors effective March 3, 2006 (which dismissal is described in greater detail in our amended report on Form 8-K filed with the Commission on April 13, 2006).

The Company had not previously consulted with JSA regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(iv)(B) of Regulation S-B) during the Company's fiscal years ended September 30, 2004 and September 30, 2003, and any later interim period, including the interim period up to and including the date the relationship with CBN ceased. JSA reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and was been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). JSA did not furnish a letter to the Commission.

Effective June 1, 2007, the client auditor relationship between the Company and Jewett, Schwartz, Wolfe & Associates, Certified Public Accountants, formerly Jewett, Schwartz & Associates, Certified Public Accountants ("JSWA") was terminated. Effective June 1, 2007, the Company engaged GLO CPAs, LLP, Certified Public Accountants ("GLO") as its principal independent public accountant for the fiscal year ended September 30, 2007, and the audit of the Company’s previously unaudited and unfiled September 30, 2005 and 2006 financial statements. The decision to change accountants was recommended and approved by the Company's Board of Directors on June 1, 2007.

While JSWA never issued a report on the financial statements of the Company, JSWA's review of our amended and restated financial statements for the periods ended March 31, 2005 and June 30, 2005, and any later interim period, up to and including the date the relationship with JSWA ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company's ability to continue as a going concern.

In connection with the review of our restated financial statements for the quarterly periods ended December 31, 2004, March 31, 2005 and June 30, 2005, and any later interim period, including the interim period up to and including the date the relationship with JSWA ceased, there were no disagreements between JSWA and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of JSWA would have caused JSWA to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as provided in Item 304(a)(1)(iv)(B) of Regulation S-B during the Company's fiscal years ended September 30, 2005 and September 30, 2006, and any later interim period, including the interim period up to and including the date the relationship with JSWA ceased.

The Company has authorized JSWA to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that JSWA review the disclosure and JSWA has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter has been incorporated by reference as an exhibit to our amended Form 8-K filed on June 21, 2007.

The Company has not previously consulted with GLO regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(iv)(B) of Regulation S-B) during the Company's fiscal years ended September 30, 2005 and September 30, 2006, and any later interim period, including the interim period up to and including the date the relationship with JSWA ceased. GLO has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). GLO did not furnish a letter to the Commission.

AUDIT FEES

During the fiscal year ended September 30, 2007, the Company incurred approximately $84,000 in fees to its principal independent accountant for professional services rendered in connection with preparation and audit of the Company's financial statements for fiscal year ended September 30, 2007 and for the review of the Company's unaudited quarterly financial statements as filed in the Company’s reports on Form 10-QSB for the year ended September 30, 2007.

During fiscal year ended September 30, 2006, the Company incurred approximately $69,736 in fees to its principal independent accountants for professional services rendered in connection with preparation and audit of the Company's financial statements for fiscal year ended September 30, 2006 and for the review of the Company's unaudited quarterly financial statements as filed in the Company’s reports on Form 10-QSB for the year ended September 30, 2006.

AUDIT RELATED FEES

None.

TAX FEES

None.

ALL OTHER FEES

None.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GLO CPAs, LLC, AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2007 AND 2008.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the annual meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

TEXHOMA ENERGY, INC.
100 Highland Park Village, Suite 200
Dallas, Texas 75205

Attention:                                           Daniel Vesco
                                                             Chief Executive Officer

By Order of the Board of Directors:

/s/ Daniel Vesco
Daniel Vesco
Director
____________, 200_

APPENDIX A

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

Certificate Of Amendment To The Articles Of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. NAME OF CORPORATION:

Texhoma Energy, Inc.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (provide article numbers, if applicable):

Article 1. Name of Corporation is hereby amended to read:

“Article 1. Name of Corporation:

Nomad Oil and Gas Corp.”

Article 4. Number of Shares the Corporation is Authorized to Issue is hereby amended to read:

“Article 4. Number of Shares the Corporation is Authorized to Issue:

The corporation is authorized to issue Eight Hundred and One Million (801,000,000) shares of stock, consisting of Eight Hundred Million (800,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.

Shares of preferred stock of the corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.”

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS:
% ______

4. EFFECTIVE DATE OF FILING: ______________

5. OFFICERS SIGNATURE: ___________________

APPENDIX B

CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

Certificate Of Amendment To The Articles Of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. NAME OF CORPORATION:

Nomad Oil and Gas Corp.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (provide article numbers, if applicable):

Article 4. Number of Shares the Corporation is Authorized to Issue is hereby amended to read:

“Article 4. Number of Shares the Corporation is Authorized to Issue:

The Corporation is authorized to issue Eight Hundred and One Million (801,000,000) shares of stock, consisting of Eight Hundred Million (800,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.

Shares of preferred stock of the Corporation may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

Following a 1:___ reverse stock split of the Corporation’s outstanding shares of common stock, which shall be effective as of the effective date set forth below under Section 4 of this Certificate of Amendment (or in the absence of such date, on the date such Amendment is filed with the Secretary of State of Nevada) the Corporation’s capitalization will consist of Eight Hundred and One Million (801,000,000) shares of stock, consisting of Eight Hundred Million (800,000,000) shares of common stock, $0.001 par value per share and One Million (1,000,000) shares of preferred stock, $0.001 par value per share.”

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS:
% ______

4. EFFECTIVE DATE OF FILING: ____________

5. OFFICERS SIGNATURE: ___________________